EXHIBIT 99.1
For Immediate Release
Contact:   Gene Cassis, Vice President of Investor Relations, 508-482-2349
Waters Corporation Reports Strong 17% Second Quarter 2007 Sales Growth
Milford, Massachusetts, July 24, 2007 — Waters Corporation (NYSE/WAT) reported today second quarter 2007 sales of $353 million, an increase of 17% over sales of $302 million in the second quarter of 2006. Foreign currency translation contributed 2% to this reported sales growth rate. On a GAAP basis, earnings per diluted share (E.P.S.) for the second quarter were $0.59, compared to $0.46 for the second quarter in 2006. On a non-GAAP basis, including the adjustments noted in the attached reconciliation, E.P.S. grew 22% to $0.60 in the second quarter of 2007 from $0.49 in the second quarter of 2006.
Through the first six months of 2007, sales for the Company were $683 million, a 15% increase over sales in the first six months of 2006 of $592 million. Foreign currency translation contributed 2% to this reported sales growth rate. E.P.S. through the first six months of 2007 were $1.13 compared to $0.87 for the comparable period in 2006. On a non-GAAP basis and including adjustments on the attached reconciliation, E.P.S. grew 22% in the first six months of 2007 to $1.16 from $0.95 in 2006.
Commenting on the quarter, Douglas Berthiaume, Chairman, President and Chief Executive Officer said, “The generally broad-based growth that we experienced in the first quarter accelerated with continued rapid uptake of our new products and strengthening demand from life science customers, including our large pharmaceutical accounts. Our first half results are very encouraging and we are optimistic that our new system offerings will continue to stimulate demand going forward.”
As communicated in a prior press release, Waters Corporation will webcast its second quarter 2007 financial results conference call this morning, July 24, 2007 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.info, choose Investor Relations and click on the Live Webcast. A replay of the call will be available through July 31, 2007, similarly by webcast and also by phone at 203-369-2024
Waters Corporation holds worldwide leading positions in three complementary analytical technologies - liquid chromatography, mass spectrometry, and thermal analysis. These markets account for approximately $5.0 billion of the estimated $20 - $25 billion analytical instrumentation market.

CAUTIONARY STATEMENT
This release may contain “forward-looking” statements regarding future results and events, including statements regarding expected financial results, future growth and customer demand that involve a number of risks and uncertainties. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, and similar expressions are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, fluctuations in capital expenditures by the Company’s customers, in particular large pharmaceutical companies, regulatory and/or administrative obstacles to the timely completion of purchase order documentation, introduction of competing products by other companies, such as improved research-grade mass spectrometers, and/or higher speed and/or more sensitive liquid chromatographs, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of new products, other changes in the demands of the Company’s healthcare and pharmaceutical company customers, changes in distribution of the Company’s products, risks associated with lawsuits and other legal actions particularly involving claims for infringement of patents and other intellectual property rights, and foreign exchange rate fluctuations affecting translation of the Company’s future non-U.S. operating results. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2006 and quarterly report on Form 10-Q for the period ended March 31, 2007, as filed with the Securities and Exchange Commission (the “SEC”), which “Risk Factors” discussion is incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands and unaudited)

	June 30, 2007	December 31, 2006

Cash and cash equivalents	544,304	514,166
Accounts receivable	270,015	272,157
Inventories	178,491	168,437
Other current assets	41,597	44,920
Total current assets	1,034,407	999,680

Property, plant and equipment, net	151,967	149,262
Other assets	480,367	468,371
Total assets	1,666,741	1,617,313

Notes payable and debt	389,418	403,461
Accounts payable and accrued expenses	254,433	282,373
Total current liabilities	643,851	685,834

Long-term debt	500,000	500,000
Other long-term liabilities	144,211	69,096
Total liabilities	1,288,062	1,254,930

Total equity	378,679	362,383
Total liabilities and equity	1,666,741	1,617,313

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006

Net sales	352,630	301,899	683,407	592,117
Cost of sales	152,219	126,004	295,451	246,632

Gross profit	200,411	175,895	387,956	345,485

Selling and administrative expenses	102,223	88,968	196,130	174,506
Research and development expenses	19,115	19,655	37,837	38,698
Purchased intangibles amortization	2,133	1,383	4,258	2,577
Restructuring and other unusual charges (1)	—	2,974	—	7,326

Operating income	76,940	62,915	149,731	122,378

Interest expense, net	(6,396)	(6,272)	(13,231)	(12,408)
Income from operations before income taxes	70,544	56,643	136,500	109,970

Provision for income taxes	10,635	8,863	20,654	18,035

Net income	59,909	47,780	115,846	91,935

Net income per basic common share	$0.60	$0.46	$1.15	$0.89

Weighted average number of basic common shares	100,327	103,010	100,880	103,795

Net income per diluted common share	$0.59	$0.46	$1.13	$0.87

Weighted average number of diluted common shares and equivalents	102,130	104,337	102,702	105,192
(1)	The results for the three and six months ended July 1, 2006 include restructuring and other incremental costs in relation to a cost reduction plan implemented in February 2006.

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Reconciliation of income per diluted share, in accordance with generally accepted accounting principles, with adjusted results:

Income per diluted share	$0.59	$0.46	$1.13	$0.87

Adjustment for purchased intangibles amortization, net of tax	1,648	1,201	3,286	2,208
Income per diluted share effect	0.02	0.01	0.03	0.02

Adjustment for restructuring and other unusual charges, net of tax	—	2,477	—	6,037
Income per diluted share effect	—	0.02	—	0.06

Adjusted income per diluted share:	$0.60	$0.49	$1.16	$0.95

The adjusted income per diluted share presented above is used by the management of the Company to measure operating performance with prior periods and is not in accordance with generally accepted accounting principles (GAAP). The above reconciliation identifies items management has excluded as non-operational transactions. Management has excluded the restructuring charges and purchased intangibles amortization from its non-GAAP adjusted amounts since management believes that these charges are not directly related to ongoing operations thereby providing investors with information that helps to compare ongoing operating performance.